As filed with the Securities and Exchange Commission on January 14, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-0678374
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

285 North Drive

Suite D

Melbourne, FL 32934

(203) 266-2103

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

National Corporate Research, Ltd.

615 South DuPont Highway

Dover, DE 19901

(800) 483-1140

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

David E. Danovitch, Esq.

Zachary D. Blumenthal, Esq.

Avraham S. Adler, Esq.

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue, 9th Floor

New York, NY 10022

Tel: (212) 603-6300

Fax: (212) 956-2164

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount Registered(1)		Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	12,240,000	(2)	$0.34	$4,161,600	$419.08

(1)	All shares registered pursuant to this registration statement are to be offered by the selling stockholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of additional shares of the registrant’s common stock, $0.0001 par value per share (the “Common Stock”) issued to prevent dilution resulting from stock splits, stock dividends or similar events.

(2)	Represents the maximum number of shares of Common Stock initially issuable upon conversion of the Notes (as defined below).

(3)

Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices of the registrant’s Common Stock on the NASDAQ Capital Market on January 12, 2016, which date is within five (5) business days of the filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 14, 2016

PROSPECTUS

12,240,000 Shares of Common Stock

Nxt-ID, Inc.

This prospectus relates to the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 12,240,000 shares of our common stock, $0.0001 par value per share (the “Common Stock”). The offered shares of Common Stock are issuable, or may in the future become issuable, with respect to the conversion of Senior Secured Convertible Notes (the “Notes”) issued in connection with a private placement we completed pursuant to a Securities Purchase Agreement, dated December 8, 2015 (the “Purchase Agreement”), between us and certain purchasers thereto. See “Private Placement of Notes.” For additional information on the Notes, see “Selling Stockholders—Material Relationships with Selling Stockholders.”

We will not receive any of the proceeds from the sale of the Common Stock by the selling stockholders.

The selling stockholders identified in this prospectus may offer the shares of Common Stock from time to time through public or private transactions at prevailing market prices or at privately negotiated prices. See “Plan of Distribution.”

We have agreed to pay certain expenses in connection with the registration of the shares of Common Stock.  The selling stockholders will pay all brokerage expenses, fees, discounts and selling commissions, if any, in connection with the sale of the shares of Common Stock.

Our Common Stock is currently traded on the NASDAQ Capital Market under the symbol “NXTD.” On January 13, 2016, the last reported sale price of our Common Stock as reported on the NASDAQ Capital Market was $0.39 per share.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our securities involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 6 and in the documents which are incorporated by reference herein and contained in the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2015.

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We and the selling stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.  Moreover, such representations, warranties or covenants were accurate only as of the date when made.  Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus, we refer to Nxt-ID, Inc. as “we,” “us,” “our,” and the “Company” unless we specifically state otherwise or the context indicates otherwise.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or in documents incorporated herein by reference. This summary does not contain all the information that you should consider before investing in our securities. You should carefully read the entire prospectus, including “Risk Factors,” our consolidated financial statements and the information incorporated by reference herein, before making an investment decision.

Our Company

We are an early stage technology company that is focused on developing and marketing products, solutions, and services for organizations that have a need for biometric secure access control. We have three distinct lines of business that we are currently pursuing: law enforcement; m-commerce; and biometric access control applications. Our initial efforts focused on our secure products offering for law enforcement, the Department of Defense, and Homeland Security through our 3D FaceMatch® biometric identification systems. In parallel we have developed a secure biometric electronic smart wallet, the wocket® smart wallet, for the growing m-commerce market. We believe that the wocket® smart wallet constitutes unique technology because it takes a very different approach relative to the current offerings, instead of replacing the wallet through a smartphone, our aim is to improve it. We believe that our wocket® smart wallet  will reduce the number of cards carried in a consumer’s wallet while supporting most payment methods currently available at point of sale at retailers around the world, including magnetic stripe, barcodes and Quick Response (QR) Codes and in the near future near field communications, all within a secure biometric vault. We have also recently launched a new biometric authentication product named Voicematch®. This product is a new method of recognizing both the voice of speakers and specific words they use providing innovative multi-factor recognition that is efficient enough to run on low-power devices.

Our plan also anticipates that we will use our core biometric facial and voice recognition algorithms to develop security applications (both cloud based and locally hosted) that can be used for corporations (industrial uses such as enterprise computer networks) as well as individuals (consumer uses such as smart phones, tablets or personal computers). Finally, our plan calls for a suite of high level security products and facial recognition applications that can be utilized by law enforcement, the defense industry and the U.S. Department of Homeland Security.

Our MobileBioTM products are products designed to provide security for individuals on mobile devices. We believe that our MobileBioTM products, together with our biometric security solutions, will provide distinct advantages within these markets by improving mobile security. Currently most mobile devices continue to be protected simply by PIN numbers. This security methodology is easily duplicated on another device, and can be easily spoofed or hacked. Our biometric security paradigm is Dynamic Pairing Codes (DPC). DPC is a new, proprietary method to secure users, devices, accounts, locations and servers over any communication media by sharing key identifiers, including biometric-enabled identifiers, between end-points by passing dynamic pairing codes (random numbers) between end-points to establish sessions and/or transactions without exposing identifiers or keys. The recent high-level breaches of personal credit card data raise serious concerns among consumers about the safety of their money. These consumers are also resistant to letting technology companies learn even more about their personal purchasing habits.

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In addition to offering security for individuals through our MobileBioTM products, we plan to service the access control and law enforcement facial recognition markets with 3D FaceMatch® and 3D SketchArtistTM, our existing 3D facial recognition technology products, beginning with U.S. federal and state governmental agencies. These 3D facial recognition technology products, whose underlying technologies have been licensed by us, provide customers with the capability to enroll subjects in a 3D database and use that database for verification of identities. During 2012, we acquired 100% of the membership interests in an entity affiliated with our founders as a means toward advancing our business plan.

Our Intellectual Property

Our ability to compete effectively depends to a significant extent on our ability to protect our proprietary information. We currently rely and will continue to rely primarily on patents and trade secret laws and confidentiality procedures to protect our intellectual property rights. We have filed seven (7) patent applications based on the wocket® and Dynamic Pairing Codes (DPC), a proprietary method used by us to secure users, devices, accounts, locations and servers over any communication media by sharing key identifiers, including biometric-enabled identifiers, between end-points by passing dynamic pairing codes (random numbers) between end-points to establish sessions and/or transactions without exposing identifiers or keys.  We have filed two (2) patent applications on multi-factor voice authorization.

Company Information

We are a Delaware corporation formed on February 8, 2012. We were initially known as Trylon Governmental Systems, Inc. We changed our name to Nxt-ID, Inc. on June 25, 2012 to reflect our primary focus on our growing biometric identification, m-commerce and secure mobile platforms.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. We will remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenue exceeds $1 billion, (ii) the date that we become a ‘‘large accelerated filer’’ as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Pursuant to Section 107 of the JOBS Act, we have elected to utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Where You Can Find Us

Our principal executive offices are located at 285 North Drive, Suite D, Melbourne, FL 32934, and our telephone number is (203) 266-2103. Our website address is www.nxt-id.com. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus supplement or the registration statement of which it forms a part. The information on our website is not part of this prospectus supplement.

The Offering

Common Stock Offered by the Selling Stockholders:	Up to 12,240,000 shares of Common Stock.

Common Stock Outstanding (assuming conversion of all of the Notes):	56,669,010 shares of Common Stock.

Terms of the Offering:	The selling stockholders will determine when and how they sell the Common Stock offered in this prospectus, as described in “Plan of Distribution.”

Use of Proceeds:	We will not receive any of the proceeds from the sale of the shares of Common Stock being offered under this prospectus. See “Use of Proceeds.”

NASDAQ Symbol:	Our Common Stock is listed on the NASDAQ Capital Market under the symbol “NXTD”.

Risk Factors:	You should read the “Risk Factors” section of this prospectus for a discussion of factors to carefully consider before deciding to invest in shares of our Common Stock.

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Recent Developments

Company Updates

Throughout 2015 and in the fourth quarter of 2015 in particular, credit card issuers together with merchants and others utilizing point of sale terminals rolled out the so-called EMV chip card technology.  EMV is a technical standard for smart payment cards and for payment terminals and automated teller machines that can accept them. EMV cards are smart cards (also called chip cards or IC cards) which store their data on integrated circuits rather than magnetic stripes, although many EMV cards also have stripes for backward compatibility.  The increased ubiquity of the EMV technology has presented challenges for the initial version of the wocket® smart wallet insofar as demand for the current wocket® smart wallet product, which is not EMV compatible, has dropped substantially and the Company’s growth expectations may be compromised going forward.  The Company is responding to this and has developed an NFC capability for the wocket® smart wallet, similar to the NFC technology, which stands for “near field communication.”  NFC technology enables devices to communicate with each other when they’re close together. NFC enables contactless payments, which are transactions that require no physical contact between the payments device and the payments reader.

The commercial launch of the NFC wocket® smart wallet is expected during the first half of 2016. Most components on the two versions of the wocket® smart wallet are common and the Company does not expect it to have a significant impact on the usability of inventory, however, there is no guarantee that the Company will be able to use its current inventory. We will require additional capital in the future to develop the NFC wocket® smart wallet.

Transactions with WorldVentures Holdings, LLC

On December 31, 2015, we entered into a Master Product Development Agreement (the “Development Agreement”) with WorldVentures Holdings, LLC (“WVH”). The Development Agreement commenced on December 31, 2015, and has an initial term of two (2) years (the “Initial Term”). Thereafter, the Development Agreement will automatically renew for additional successive one (1) year terms (each a “Renewal Term”) unless and until WVH provides written notice of non-renewal at least thirty (30) days prior to the end of the Initial Term or then-current Renewal Term. Each Renewal Term will commence immediately on expiration of the Initial Term or preceding Renewal Term. The Development Agreement may also be terminated earlier pursuant to certain conditions.

Pursuant to the Development Agreement, WVH has retained us to design, develop and manufacture a series of Proprietary Products (as defined in the Development Agreement) for distribution through WVH’s network of sales representatives, members, consumers, employees, contractors or affiliates. The Proprietary Products will utilize our existing Background Technology (as defined in the Development Agreement) and customized hardware designs/solutions and software tools/applications developed by us for WVH. In conjunction with the Development Agreement, the Company and WVH contractually agreed to dedicate $1,500,000 of the $2,000,000 in total proceeds received by the Company to the development and manufacture of the product for WVH. In addition, any expenditure of the $1,500,000 in proceeds is restricted in that the Company will need prior approval from WVH on a monthly basis in order to fund the estimated expenditures needed for the development of the product for WVH from the $1,500,000.

In connection with the Development Agreement, on December 31, 2015, we entered into a securities purchase agreement (the “WVH Purchase Agreement”) with WVH providing for the issuance and sale by us of 10,050,000 shares (the “WVH Shares”) of Common Stock and a common stock purchase warrant (the “WVH Warrant”) to purchase 2,512,500 shares (the “WVH Warrant Shares”) of Common Stock, for an aggregate purchase price of $2,000,000. The WVH Warrant is initially exercisable on the five (5) month anniversary of the issuance date at an exercise price equal to $0.75 per share and has a term of exercise equal to two (2) years and seven (7) months from the date on which first exercisable.

In connection with the sale of the WVH Shares and the WVH Warrant, the Company entered into a registration rights agreement, dated December 31, 2015 (the “WVH Registration Rights Agreement”), with WVH, pursuant to which the Company agreed to register the WVH Shares and the WVH Warrant Shares on a Form S-1 or Form S-3 registration statement (the “WVH Registration Statement”) to be filed with the SEC within ninety (90) days after the date of the issuance of the WVH Shares and the WVH Warrants (the “WVH Filing Date”) and to cause the WVH Registration Statement to be declared effective under the Securities Act within one hundred eight (180) days following the WVH Filing Date.

In the event that the WVH Registration Statement is filed with the SEC untimely, WVH may be, in addition to being entitled to exercise all rights granted by law and under the WVH Registration Rights Agreement, including recovery of damages, shall be entitled to specific performance of its rights under the WVH Registration Rights Agreement. Pursuant to the WVH Registration Rights Agreement each of us and WVH and agreed that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of the WVH Registration Rights Agreement and that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

WVH will make the product available to approximately all of its 500,000 members for purchase and purchase WVH cards from us for all new members which have been running at approximately 70,000 a month. The Development Agreement calls for the purchase price from the Company to be at direct cost plus 30%.

The Company is also in discussions with smartphone manufacturers to implement its payment technology on their phones and pursuing brand development strategies with major cards issuing banks.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K on file with the SEC and any of our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated by reference in this prospectus and any prospectus supplement, and the additional risks and uncertainties described below before purchasing our securities. The risks and uncertainties we have described are not the only ones facing our company. If any of these risks actually occur, our business, financial condition or results of operations would likely suffer. In that case, the trading price of our common stock could fall, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Before making an investment decision, you should carefully consider these risks as well as the other information we include or incorporate by reference in this prospectus and any prospectus supplement.

Risks Relating to our Notes

Our stockholders may experience significant dilution.

Although certain conversion restrictions are placed upon the holders of the Notes, the issuance of material amounts of Common Stock by us would cause our existing stockholders to experience significant dilution in their investment in our company. In addition, if we obtain additional financing involving the issuance of equity securities or securities convertible into equity securities, our existing stockholders’ investment would be further diluted. Such dilution could cause the market price of our Common Stock to decline, which could impair our ability to raise additional financing.

Sales of a significant number of shares of our Common Stock in the public markets or significant short sales of our Common Stock, or the perception that such sales could occur, could depress the market price of our Common Stock and impair our ability to raise capital.

Sales of a substantial number of shares of our Common Stock or other equity-related securities in the public markets, including any shares of Common Stock issued upon conversion of the Notes, could depress the market price of our Common Stock. If there are significant short sales of our Common Stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the Common Stock to sell their shares, thereby contributing to sales of Common Stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

We may not be able to maintain effectiveness of the registration statement of which this prospectus forms a part, which could impact the liquidity of our Common Stock.

Under the terms of the Registration Rights Agreement (defined below), we are obligated to include shares of Common Stock issued or issuable upon the conversion of the Notes, in an effective registration statement. The registration statement of which this prospectus forms a part is intended to satisfy these obligations. We intend to use our best efforts to maintain the effectiveness of the registration statement, but may not be able to do so. We cannot assure you that no stop order will be issued, or if such a stop order is issued, we will be able to amend the registration statement to defeat the stop order.  If the registration statement is not effective, the selling stockholders’ ability to sell the shares of Common Stock underlying the Notes may be limited, which would have a material adverse effect on the liquidity of our Common Stock.

If we are not able to comply with the applicable continued listing requirements or standards of the NASDAQ Capital Market, NASDAQ could delist our common stock.

Our common stock is currently listed on the NASDAQ Capital Market. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders' equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

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On October 6, 2015, we received a deficiency notice from NASDAQ stating that that the Company was not in compliance with NASDAQ Listing Rule 5550(b)(2), as the Company’s Market Value of Listed Securities (“MVLS") was below $35 million for the previous thirty (30) consecutive business days. In accordance with NASDAQ Marketplace Rule 5810(c)(3), the Company has been granted a 180 calendar day compliance period, or until April 4, 2016, to regain compliance with the minimum MVLS requirement. To regain compliance, the Company's MVLS must close at $35 million or more for a minimum of ten (10) consecutive business days during the 180 calendar day compliance period. During the compliance period, the Company’s shares of common stock will continue to be listed and traded on the Nasdaq Capital Market. We intend to monitor its MVLS between now and April 4, 2016, and will consider and evaluate all available options to resolve the Company’s noncompliance with the MVLS requirement as may be necessary. There can be no assurance that the Company will be able to regain compliance with the MVLS requirement or will otherwise be in compliance with other NASDAQ listing criteria.

On November 30, 2015, Nxt-ID, Inc. we received a written notification from NASDAQ indicating that the Company was not in compliance with NASDAQ Listing Rule 5550(a)(2), as the Company’s closing bid price for its common stock was below $1.00 per share for the last thirty (30) consecutive business days.

Pursuant to NASDAQ Listing Rule 5810(c)(3)(A), the Company has been granted a 180-calender day compliance period, or until May 31, 2016, to regain compliance with the minimum bid price requirement. During the compliance period, the Company’s shares of common stock will continue to be listed and traded on NASDAQ. To regain compliance, the closing bid price of the Company’s shares of common stock must meet or exceed $1.00 per share for at least ten (10) consecutive business days during the 180-calender day compliance period.

If the Company is not in compliance by May 31, 2016, the Company may be afforded a second 180-calender day compliance period. To qualify for this additional time, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for NASDAQ with the exception of the minimum bid price requirement. In addition, the Company will be required to notify NASDAQ of its intention to cure the minimum bid price deficiency by effecting a reverse stock split, if necessary.

If the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by NASDAQ, NASDAQ will provide notice that the Company’s shares of common stock will be subject to delisting.

In the event that our common stock is delisted from the NASDAQ Capital Market and is not eligible for quotation on another market or exchange, trading of our common stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our common stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

In the event that our common stock is delisted from NASDAQ, U.S. broker-dealers may be discouraged from effecting transactions in shares of our common stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of common stock have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our common stock, which could severely limit the market liquidity of such shares of common stock and impede their sale in the secondary market.

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A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

An active, liquid trading market for our common stock may not develop, which may cause our common stock to trade at a discount from the initial offering price and make it difficult for you to sell the common stock you purchase.

Our common stock is currently listed on the NASDAQ Capital Market. However, there can be no assurance that there will be an active market for our common stock either now or in the future. If an active and liquid trading market does not develop or if developed cannot be sustained, you may have difficulty selling any of our common stock that you purchase. The market price of our common stock may decline below the initial offering price, and you may not be able to sell your shares of our common stock at or above the price you paid, or at all.

If and when a larger trading market for our common stock develops, the market price of our common stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the price at which you acquired them.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	Variations in our revenues and operating expenses;

●	Actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

●	Market conditions in our industry, the industries of our customers and the economy as a whole;

●	Actual or expected changes in our growth rates or our competitors’ growth rates;

●	Developments in the financial markets and worldwide or regional economies;

●	Announcements of innovations or new products or services by us or our competitors;

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●	Announcements by the government relating to regulations that govern our industry;

●	Sales of our common stock or other securities by us or in the open market; and

●	Changes in the market valuations of other comparable companies.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our common stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

Risks Related to our Business

We are uncertain of our ability to continue as a going concern, indicating the possibility that we may not be able to operate in the future.

To date, we have completed only the initial stages of our business plan and we can provide no assurance that we will be able to generate a sufficient amount of revenue, if at all, from our business in order to achieve profitability.  It is not possible for us to predict at this time the potential success of our business. The revenue and income potential of our proposed business and operations are currently unknown. If we cannot continue as a viable entity, you may lose some or all of your investment in our company.

We are an early stage entity and have incurred net losses since inception. Our ability to continue as a going concern is contingent upon, among other factors, our ability to raise additional cash from equity financings, secure debt financing, and/or generate revenue from the sales of our products. We cannot provide any assurance that we will be able to raise additional capital.  If we are unable to secure additional capital, we may be required to curtail our research and development initiatives and take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations.

We will require additional capital in the future to develop the NFC wocket® smart wallet. If we do not obtain any such additional financing, if required, our business prospects, financial condition and results of operations will be adversely affected.

We will require additional capital in the future to develop the NFC wocket® smart wallet. We may not be able to secure adequate additional financing when needed on acceptable terms, or at all. To execute our business strategy, we may issue additional equity securities in public or private offerings, potentially at a price lower than the market price of our common stock at the time of such issuance. If we cannot secure sufficient additional funding we may be forced to forego strategic opportunities or delay, scale back and eliminate future product development.

Existing or pending patents could adversely affect our business.

On November 12, 2015, we received a complaint that one or more of our technologies infringed one or more claims of a patent(s) issued to the claimant.  We are still studying the complaint with our patent counsel, but our initial conclusion is that we have not infringed upon their patents.  However, if the foregoing claim or similar claims against our intellectual property prove to be valid, such claims could materially and adversely affect our business, operating results and financial condition.

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USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of shares of Common Stock under this prospectus. We will not receive any proceeds from these sales. The selling stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

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PRIVATE PLACEMENT OF NOTES

On December 8, 2015, pursuant to the Purchase Agreement we sold to certain purchasers the Notes in the aggregate principal amount of $1,500,000 for a purchase price of $1,500,000.

Description of the Notes

The Notes are senior secured obligations of the Company. The Notes are secured by certain personal property of the Company and its wholly-owned subsidiary, 3D-ID, LLC (“3D-ID”), pursuant to an Additional Secured Party Joinder, dated December 8, 2015, entered into between the Company, each Purchaser, and certain secured parties (the “Secured Parties”) who have the same security interests pursuant to a Security Agreement entered into on April 24, 2015, between the Company and the Secured Parties. Unless earlier converted or redeemed, the Notes will mature on December 8, 2016. The Notes bear interest at a rate of 8% per annum (with all interest guaranteed). The Notes are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price the lesser of (a) $0.55 per share and (b) from and after an Event of Default (as defined in the Notes), 85% of the average of the five (5) lowest daily Weighted Average Prices (as defined in the Notes) in the prior fifteen (15) Trading Days (as defined in the Notes), until such Event of Default has been cured. The conversion price is subject to adjustment for stock dividends, stock splits, combinations or similar events.

In consideration of the Secured Parties execution of each Additional Secured Party Joinder, the Secured Parties were issued an aggregate of $200,000 in principal amount of notes. Such notes contain the same rights and obligations as set forth in the Notes.

The Company will make installment payments to the Investors from time to time. On each applicable Installment Date (as defined in the Notes), provided there has been no Equity Conditions Failure (as defined in the Notes), the Company shall pay to the Investors the Installment Amount (as defined in the Notes) due on such date by converting all or some of such Installment Amount into shares of the Company’s common stock, in accordance with the Notes; provided, however, that the Company may, at its option following notice to the Investors, pay the Installment Amount by redeeming such Installment Amount in cash or by any combination of a Company Conversion (as defined in the Notes) and a Company Redemption (as defined in the Notes) so long as all of the outstanding applicable Installment Amount due on any Installment Date shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of the Notes; provided, further, that the conversion Price shall in no event be less than $0.25. In the event the conversion price would be less than $0.25, the Company shall be required to pay the applicable Installment Amount in cash.

Limitations on Conversion

The Notes may not be converted if, after giving effect to the exercise, the holder of such Notes, its affiliates and any persons acting as a group together with the holder or any of its affiliates would beneficially own in excess of 4.99% of the outstanding shares of our Common Stock. At a holder’s option, the ownership percentage limitation applicable to the conversion of the Notes may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to us.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, dated December 8, 2015, between us and certain purchasers (the “Registration Right Agreement”), any such purchaser at any time within fifteen (15) business days after the closing date of the issuance of the Notes, may, by written notice to the Company, request that the Company effect the registration of the shares issuable upon conversion of the Notes. We are required to have such registration statement declared effective within ninety (90) days following the filing of such registration, but in any event no later than the Effectives Date (as defined below). We must use our best efforts to maintain the effectiveness of such registration statement until all registrable securities covered by the registration statement have been sold thereunder or pursuant to Rule 144 or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144. We are required to make certain payments to such purchaser if we fail to meet our obligations under the Registration Rights Agreement. “Effectiveness Date” means, with respect to the initial registration statement required to be filed pursuant to the Registration Rights Agreement, the 90th calendar day following the filing of the initial registration statement with the SEC provided, however, that in the event the Company is notified by the Commission that one or more of the above registration statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such registration statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a trading day, then the Effectiveness Date shall be the next succeeding trading day.

In the event that registration of the shares upon conversion of the Notes is not filed with the SEC by the required filing date, the purchasers may be, in addition to being entitled to exercise all rights granted by law and under the Registration Rights Agreement, including recovery of damages, shall be entitled to specific performance of their respective rights under the Registration Rights Agreement.

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SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the Notes. For additional information regarding the issuance of the Notes, see “Private Placement of Notes” above. See also “Material Relationships with the Selling Stockholders” below for additional information on the Notes. We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares of Common Stock for resale from time to time.

The table below lists the selling stockholders and other information regarding the “beneficial ownership” of the shares of Common Stock by each of the selling stockholders. In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of Common Stock as to which the selling stockholders have sole or shared voting power or investment power and any shares of Common Stock the selling stockholders have the right to acquire within sixty (60) days (including shares of Common Stock issuable pursuant to convertible notes and warrants currently convertible or exercisable, or convertible or exercisable within sixty (60) days).

The second column indicates the number of shares of Common Stock beneficially owned by each selling stockholders, based on its ownership of the Notes, as of January 12, 2016. The second column also assumes conversion of all the Notes held by the selling stockholders on January 12, 2016 without regard to any limitations on conversion described in this prospectus or in such Notes.

The third column lists the shares of Common Stock being offered by this prospectus by each selling stockholder. Such aggregate amount of Common Stock does not take into account any applicable limitations on conversion of the Notes.

This prospectus covers the resale of (i) all of the shares of Common Stock issued and issuable upon conversion of the Notes, (ii) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Notes (in each case without giving effect to any limitations on conversion set forth in the Notes) and (iii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing. Because the conversion price of the Notes may be adjusted, the number of shares of Common Stock that will actually be issued may be more or less than the number of shares of Common Stock being offered by this prospectus. The selling stockholders can offer all, some or none of their shares of Common Stock, thus we have no way of determining the number of shares of Common Stock they will hold after this offering. Therefore, the fourth and fifth columns assume that the selling stockholders will sell all shares of Common Stock covered by this prospectus. See “Plan of Distribution.”

Each selling stockholder identified below has confirmed to us that it is not a broker-dealer or an affiliate of a broker-dealer within the meaning of United States federal securities laws.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage Beneficially Owned After Offering
Delafield Investments Limited(1)	7,200,000	7,200,000	-	*
Dominion Capital LLC (2)	3,600,000	3,600,000	-	*
Alpha Capital Anstalt (3)	4,548,519	1,209,600	3,338,919	5.6%
Osher Capital Partners LLC (4)	910,576	230,400	680,176	1.2%
TOTAL	16,259,095	12,240,000	4,019,095	6.8%

*	Less than 1%

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(1)	This stockholder has represented to us that Joshua Sason and Michael Abitebol are the natural persons with voting and investment control over these shares of Common Stock.

(2)	This stockholder has represented to us that Mikhail Gurevich is the natural person with voting and investment control over these shares of Common Stock.

(3)	This stockholder has represented to us that Konrad Ackernan is the natural person with voting and investment control over these shares of Common Stock.

(4)	This stockholder has represented to us that Ari Kluger is the natural person with voting and investment control over these shares of Common Stock.

Material Relationships with the Selling Stockholders

Along with the Notes issued pursuant to the Purchase Agreement and the notes issued to the Secured Parties, we have had the following material relationships with the selling stockholders in the last three (3) years:

January 2014 Private Placement

On January 13, 2014, we entered into a private placement with Alpha Capital Anstalt, Osher Capital Partners LLC, Matthew Rich, Theodore Digilio Jr., Bradley Wolfthal and Blue Elephant Partners, LLC (each, a “January Purchaser”) pursuant to which we sold to the January Purchasers 415,387 shares of Common Stock and warrants to purchase up to 1,350,000 shares of Common Stock (the “January Warrants”) for an aggregate purchase price of $1,350,000. The January Warrants have an exercise price of $3.25, subject to adjustment for certain events, including, without limitation, stock splits, combinations, dividends, reclassifications, distributions, mergers and other corporate changes. The exercise price of the January Warrants was amended to $2.00 on September 10, 2014. The January Warrants are exercisable for a period of five (5) years from the original issuance date.

June 2014 Private Placement

Between June 12, 2014 and June 17, 2014, we entered into a private placement with Alpha Capital Anstalt, Matthew Rich, Theodore Digilio Jr. and Bradley Wolfthal (each, a “June Purchaser”) pursuant to which we sold to the June Purchasers warrants to purchase up to 400,000 shares of Common Stock (the “June Warrants”) at an exercise price of $3.00, subject to adjustment for certain events, including, without limitation, stock splits, combinations, dividends, reclassifications, distributions, mergers and other corporate changes. The exercise price of the June Warrants was amended to $2.00 on September 10, 2014. The June Warrants are exercisable for a period of five (5) years from the original issuance date.

August 2014 Private Placement

On August 21, 2014, we entered into a private placement with Alpha Capital Anstalt and Osher Capital Partners, LLC (each, an “August Purchaser”) pursuant to which we sold to the August Purchasers warrants to purchase up to 100,000 shares of Common Stock (the “August Warrants”) at an exercise price of $3.00, subject to adjustment for certain events, including, without limitation, stock splits, combinations, dividends, reclassifications, distributions, mergers and other corporate changes. The exercise price of the August Warrants was amended to $2.00 on September 10, 2014. The August Warrants are exercisable for a period of five (5) years from the original issuance date. In connection with the August Warrants, we entered into a registration rights agreement with the August Purchasers pursuant to which we agreed to register shares of Common Stock and shares of Common Stock underlying the August Warrants. We did not file the registration statement by the filing date.

April 2015 Private Placement

On April 24, 2015, the Company entered into a securities purchase agreement (the “April Purchase Agreement”) with Alpha Capital Anstalt and Osher Capital Partners, LLC (the “April Purchasers”) pursuant to which the Company sold to such purchasers an aggregate of $1,575,000 principal amount of secured convertible notes (the “Convertible Notes”), a Class A Common Stock Purchase Warrant (the “Class A Warrant”) to purchase up to 468,749 shares of the Company’s common stock and a Class B Common Stock Purchase Warrant (the “Class B Warrant,” and together with the Class A Warrant, the “April Warrants”) to purchase up to 468,749 shares of the Company’s common stock. The Convertible Notes bear interest at 6% per annum and are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $2.52 per share. The April Warrants are exercisable beginning six (6) months after issuance through the fifth (5th) anniversary of such initial exercisability date. The Class A Warrant has an initial exercise price equal to $3.02 per share and the Class B Warrant has an initial exercise price equal to $5.00 per share. The Company received cash proceeds of $1,481,500 from the issuance of the Convertible Notes after deducting debt issuance costs of $93,500.

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On December 8, 2015, we entered into an exchange agreement with each of the April Purchasers. The exchange agreements provide that the April Purchasers shall exchange their Convertible Notes with the Notes. Additionally, in consideration of the April Purchasers execution of an Additional Secured Party Joinder, the April Purchasers were issued an aggregate of $200,000 in principal amount of notes. Such notes contain the same rights and obligations as set forth in the Notes.

July 2015 Offerings

On July 27, 2015, we entered into a securities purchase agreement with Magna Equities I, LLC (“Magna”), an entity affiliated with Delafield Investments Limited, pursuant to which we sold an aggregate of $222,222 in principal amount of the 8% convertible notes (the “8% Convertible Notes”) for an aggregate purchase price of $200,000. We received net proceeds of $200,000 from the sale of the 8% Convertible Notes. The 8% Convertible Notes matured on September 11, 2015 (the “Maturity Date”), less any amounts converted or redeemed prior to the Maturity Date. The 8% Convertible Notes bear interest at a rate of 8% per annum, subject to increase to the lesser of 24% per annum or the maximum rate permitted under applicable law upon the occurrence of certain events of default. The 8% Convertible Notes were convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $3.50 per share, which was subject to adjustment for stock dividends, stock splits, combinations or similar events. The Company was able to prepay in cash any portion of the principal amount of the 8% Convertible Notes and any accrued and unpaid interest. If such prepayment was made within sixty (60) days after the issuance date of the 8% Convertible Notes, the Company would pay an amount in cash equal to 109% of the sum of the then outstanding principal amount of the note and interest; thereafter, if such prepayment was made, the Company would pay an amount in cash equal to 114% of the sum of the then outstanding principal amount of the note and interest. In the event the Company effects a registered offering either utilizing Form S-1 or Form S-3 (a “Registered Offering”), the Holder would have the right to convert the entire amount of the purchase price into such Registered Offering.

On July 30, 2015, we entered into a Securities Purchase Agreement (the “July Purchase Agreement”) with certain purchasers (the “July Purchasers”) providing for the issuance and sale by the Company of 1,721,429 shares of the Company’s common stock, par value $0.0001 per share, at a purchase price of $1.75 per share (the “Registered Shares”) for an aggregate purchase price of $3,012,500 (the “Registered Offering”). In connection with the sale of the Registered Shares, the Company also entered into a warrant purchase agreement with the July Purchasers providing for the issuance and sale by the Company of warrants to purchase 860,716 shares of the Company’s common stock at a purchase price of $0.0000001 per warrant (the “July Warrants”).  Alpha Capital Anstalt participated in the forgoing offering and Magna as the holder of the 8% Convertible Notes elected to convert the entire purchase price for such notes into the Registered Offering. Northland Capital Markets acted as the exclusive placement agent for the Registered Offering.

October 2015 Offering

On October 21, 2015, the Company closed an underwritten public offering of 1,500,000 shares of Common Stock, at a purchase price to the public of $0.70 per share, for net proceeds to the Company, after deducting underwriter discounts and offering expenses, of $1,050,000. Aegis Capital Corp. acted as the sole book-running manager for the offering.  Dominion Capital LLC participated in this offering.

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PLAN OF DISTRIBUTION

The selling stockholders of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Robinson Brog Leinwand Greene Genovese & Gluck P.C., New York, New York.

EXPERTS

The consolidated financial statements of Nxt-ID, Inc. as of December 31, 2014 and for the year then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and in the registration statement, and upon the authority of said firm as experts in auditing and accounting. The audit report contains an explanatory paragraph that states that the Company has incurred recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The consolidated financial statements of Nxt-ID, Inc. and Subsidiary as of December 31, 2013 and for the year then ended have been incorporated by reference herein and in the registration statement in reliance upon the report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at no cost from the SEC’s website at www.sec.gov. Our corporate website is www.nxt-id.com. The information on our corporate website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 6, 2015;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, filed with the SEC on May 14, 2015;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, filed with the SEC on August 14, 2015;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015, filed with the SEC on November 16, 2015;

●	Current Reports on Form 8-K filed with the SEC on April 24, 2015, July 30, 2015, July 30, 2015, August 4, 2015, September 28, 2015, October 9, 2015, October 9, 2015, October 16, 2015, October 21, 2015, December 4, 2015, December 9, 2015, and January 4, 2016;

●	Definitive Proxy Statement filed with the SEC on August 21, 2015; and

●	Registration Statement on Form 8-A, filed with the SEC on September 9, 2014, including any amendments or reports filed for the purpose of updating the description of our common stock therein.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is completed, including those documents that are filed after the initial filing date of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file under Item 2.02 or Item 7.01 of any Current Report on Form 8-K in accordance with SEC rules.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all information that we have incorporated by reference into this prospectus. You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (203) 266-2103 or by writing to us at the following address:

Nxt-ID, Inc.

285 North Drive

Suite D

Melbourne, FL 32934

Attn.: Corporate Secretary

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12,240,000 Shares of Common Stock

Nxt-ID, Inc.

PROSPECTUS

The date of this prospectus is     , 2015.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the registrant (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares of Common Stock). All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$419.08
Legal fees and expenses	$20,000
Accounting fees and expenses	$22,500
Miscellaneous fees and expenses	$-
Total	$42,919.08

Item 15. Indemnification of Officers and Directors.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the directors breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or were, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or directors has actually and reasonably incurred. Our bylaws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

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The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

We maintain a general liability insurance policy that covers liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

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(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Melbourne, in the state of Florida, on January 14, 2016.

Nxt-ID, INC.

By:	/s/ Gino M. Pereira
Gino M. Pereira
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gino M. Pereira, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this registration statement below.

Signature	Title	Date

/s/ GINO M. PEREIRA	Chief Executive Officer and Director	January 14, 2016
Gino M. Pereira	(Principal Executive Officer)

/s/ VINCENT S. MICELI	Chief Financial Officer	January 14, 2016
Vincent S. Miceli	(Principal Financial and Accounting Officer)

/s/ MAJOR GENERAL DAVID R. GUST, USA, Ret.	Director	January 14, 2016
Major General David R. Gust, USA, Ret.

/s/ MICHAEL J. D’ALMADA-REMEDIOS, PHD.	Director	January 14, 2016
Michael J. D’Almada-Remedios, PhD

/s/ DANIEL P. SHARKEY	Director	January 14, 2016
Daniel P. Sharkey

/s/ STANLEY E. WASHINGTON	Director	January 14, 2016
Stanley E. Washington

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EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Specimen Common Stock Certificate (2)

4.2	Form of Warrant Agreement and Form of Warrant (1)

4.3	Form of Warrant for January 2014 Offering (3)

4.4	Form of Agent Warrant for January 2014 Offering (3)

4.5	Form of Warrant for June 2014 and August 2014 Offerings (4)

4.6	Form of Warrant Agreement for September 2014 Offering (5)

4.7	Form of Warrant for September 2014 Offering (5)

4.8	Form of Secured Convertible Note for April 2015 Offering (6)

4.9	Form of Class A Common Stock Warrant for April 2015 Offering (6)

4.10	Form of Class B Common Stock Warrant for April 2015 Offering (6)

4.11	Form of 8% Convertible Notes for July 2015 Offering (7)

4.12	Form of Warrant for August 2015 Offering (8)

4.13	Form of Secured Convertible Debenture (9)

5.1*	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C.

10.1	Registration Rights Agreement between Nxt-ID, Inc. and the April Purchasers, dated April 24, 2015 (6)

10.2	Registration Rights Agreement between Nxt-ID, Inc. and certain purchasers thereto, dated July 30, 2015 (8)

10.3	Warrant Purchase Agreement between Nxt-ID, Inc. and the holders of the Warrants, dated July 30, 2015 (7)

10.4	Securities Purchase Agreement between Nxt-ID, Inc. and the holder of the Convertible Secured Notes, dated December 8, 2015 (9)

10.5	Registration Rights Agreement between Nxt-ID, Inc. and certain purchasers thereto, dated December 8, 2015 (9)

23.1*	Consent of KPMG LLP

23.2*	Consent of Marcum LLP

23.3*	Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages to the registration statement)

*	Filed herewith.

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(1)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-186331) with the SEC on January 31, 2013.

(2)	Filed as an Exhibit to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-186331) with the SEC on April 11, 2013.

(3)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on January 17, 2014.

(4)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-197845) with the SEC on August 5, 2014.

(5)	Filed as an Exhibit to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-197845) with the SEC on August 14, 2014.

(6)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on April 24, 2015.

(7)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 30, 2015.

(8) (9)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 30, 2015. Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on December 9, 2015.

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